Exhibit 21.1
Cornerstone Building Brands, Inc.
List of Subsidiaries

Alenco Building Products Management, L.L.C.	Delaware
Alenco Extrusion GA, L.L.C.	Delaware
Alenco Extrusion Management, L.L.C.	Delaware
Alenco Holding Corporation	Delaware
Alenco Interests, L.L.C.	Delaware
Alenco Trans, Inc.	Delaware
Alenco Window GA, L.L.C.	Delaware
Aluminum Scrap Recycle, L.L.C.	Delaware
American Screen Manufacturers, Inc.	Delaware
Atrium Corporation	Delaware
Atrium Extrusion Systems, Inc.	Delaware
Atrium Intermediate Holdings, Inc.	Delaware
Atrium Parent, Inc.	Delaware
Atrium Windows and Doors, Inc.	Delaware
AWC Arizona, Inc.	Delaware
AWC Holding Company	Delaware
Briden Acquisition, LLC	Delaware
Brock Doors & Windows Ltd.	Ontario, Canada
Brockmeyer Acquisition, LLC	Delaware
Building Systems de Mexico, S.A. de C.V.	Mexico
Canyon Acquisition, LLC	Delaware
Cascade Windows, Inc.	Delaware
CENTRIA	Pennsylvania General Partnership
CENTRIA, Inc.	Delaware
CENTRIA Services Group, LLC	Pennsylvania
Champion Window, Inc.	Delaware
Cornerstone Latin American Services, S.R.L.	Costa Rica
Environmental Materials, Inc.	Delaware
Environmental Materials, LLC	Delaware
Environmental Materials L.P.	Delaware
Environmental Stoneworks, LLC	Delaware
Environmental Stucco LLC	Delaware
Foundation Labs by Ply Gem, LLC	Delaware
Gienow Canada Inc.	Alberta, Canada
Glazing Industries Management, L.L.C.	Delaware
Great Lakes Window, Inc.	Ohio
Kleary Masonry, Inc.	California
Kroy Building Products, Inc.	Delaware
KWPI Holdings Corp.	Delaware
Mastic Home Exteriors, Inc.	Ohio
Mitten Inc.	Ontario, Canada
MW Manufacturers Inc.	Delaware
MWM Holding, Inc.	Delaware

Napco, Inc.	Delaware
NCI Group, Inc.	Nevada
New Alenco Extrusion, Ltd.	Texas
New Alenco Window, Ltd.	Texas
New Glazing Industries, Ltd.	Texas
PBCS Acquisition, LLC	Delaware
Prime Window Systems, LLC	Delaware
Ply Gem Holdings, Inc.	Delaware
Ply Gem Industries, Inc.	Delaware
Ply Gem Pacific Windows Corporation	Delaware
Ply Gem Specialty Products, LLC	Delaware
Reed's Metals, LLC	Delaware
Reed's Metals of Alabama, LLC	Delaware
Robertson-Ceco II Corporation	Delaware
Schuylkill Stone, LLC	Delaware
Silver Line Building Products LLC	Delaware
SimEx, Inc.	West Virginia
Simonton Building Products LLC	Delaware
Simonton Industries, Inc.	California
Simonton Windows & Doors, Inc.	Delaware
Simonton Windows, Inc.	West Virginia
St. Croix Acquisition, LLC	Delaware
Steelbuilding.com, LLC	Delaware
Talus Systems, LLC	Delaware
Thermal Industries, Inc.	Delaware
UCC Intermediate Holdings, Inc.	Delaware
Union Corrugating Company	North Carolina
Union Corrugating Company Holdings, Inc.	Delaware
Van Well Acquisition, LLC	Delaware
Variform, Inc.	Missouri
Window Products, Inc.	Washington